EXHIBIT 4.15






                       Clear Channel Communications, Inc.
                              Nonqualified Deferred
                                Compensation Plan








                            Effective October 1, 2001



                                  Fourth Draft
                               September 27, 2001

                                  Revisions By

                         William M. Mercer, Incorporated
                        462 South Fourth Ave, Suite 1500
                           Louisville, Kentucky 40202
                                  502/561-4500


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                                TABLE OF CONTENTS
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ARTICLE I -Purpose And Effective Date.........................................1

ARTICLE II - Definitions......................................................1

ARTICLE III - Administration..................................................7

ARTICLE IV - Claims Procedure.................................................9

ARTICLE V - Eligibility And Participation....................................10

ARTICLE VI - Participant Deferrals...........................................11

ARTICLE VII - Stock Option Gain Deferrals....................................13

ARTICLE VIII - Maintenance And Investment Of Accounts........................15

ARTICLE IX - Distributions and Withdrawals...................................17

ARTICLE X - Beneficiary Designation..........................................20

ARTICLE XI - Amendment and Termination of Plan...............................21

ARTICLE XII - Nature of Company's Obligation.................................21

ARTICLE XIII - Miscellaneous.................................................22

                                    ARTICLE I

                           PURPOSE AND EFFECTIVE DATE


Section 1.01
     Title. This Plan shall be known as the Clear Channel Communications, Inc. Nonqualified Deferred Compensation Plan (hereinafter referred to as the "Plan").

Section 1.02
     Purpose. The purpose of the Plan is to aid Clear Channel Communications, Inc. and its affiliates and subsidiaries in retaining and attracting executive employees and members of the board of directors by providing them with tax deferred savings opportunities. The Plan provides a select group of management and highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended) of Clear Channel Communications, Inc. with the opportunity to elect to defer receipt of specified portions of compensation, and to have these deferred amounts treated as if invested in specified hypothetical investment benchmarks.

Section 1.03
     Effective Date. The effective date of this Plan shall be October 1, 2001 (hereinafter referred to as the "Effective Date").


                                   ARTICLE II

                                   DEFINITIONS


For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

Section 2.01
     Administrative  Committee.   "Administrative  Committee"  means  the  Clear
Channel Communications, Inc. Retirement Benefits Committee, as appointed by the Board.

Section 2.02
     Base Salary and Commission. "Base Salary and Commission" means all cash compensation other than Incentive Compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, including but not limited to base salary and commission, and includes such cash compensation a Participant could have received in lieu of Deferrals hereunder and contributions made on the Participant's behalf to any qualified plan maintained by the Company or to any cafeteria plan maintained by the Company under Section 125 of the Code; provided, however, that "Base Salary and Commission" shall not include any amounts paid to a Participant as severance under any Company severance agreement, plan or policy or amounts of cash compensation paid to a Participant after such Participant's Termination of Employment or Retirement.

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Section 2.03
     Beneficiary. "Beneficiary" means the person, persons or entity designated by a Participant, pursuant to Article X hereof, to receive such payments as may become payable hereunder after the death of the Participant.

     Section 2.04 Board. "Board" means the Board of Directors of Clear Channel Communications, Inc.

Section 2.05
     Change of Control. For purposes of this Plan, a "Change of Control" means the occurrence of one of the following events:

     (a) Any "person" (as such term is defined in Section 3(a)(9) of the Securities and Exchange Act of 1934 (the "Exchange Act") and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities") provided however, that an event described in this paragraph (a) shall not be deemed to be a Change In Control if any of the following becomes such a beneficial owner":
(i) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (ii) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (iii) any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (c));

     (b) individuals who, on the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

     (c) the approval by the shareholders of the Company of a merger, consolidation, share exchange or similar form of transaction involving the Company or any of its subsidiaries, or the sale of all or substantially all of the Company's assets ( a "Business Transaction"), unless immediately following such Business Transaction, (i) more than 65% of the total voting power of the entity resulting from such Business Transaction or the entity acquiring the Company's assets in such Business Transaction (the "Surviving Corporation") is beneficially owned, directly, or indirectly, by the Company's shareholders immediately prior to any such Business Transaction, and (ii) no person (other than the persons set forth in clauses (i), (ii), or (iii) of paragraph (a) above or any tax -qualified, broad-based employee benefit plan of the Surviving Corporation or its Affiliates) beneficially owns, directly or indirectly, 25% or more of the total voting power of the Surviving Corporation (a "Non-Qualifying Transaction");or

     (d) Board approval of a liquidation or dissolution of the Company.

Section 2.06
     Code.  "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.
References to any provision of the Code or regulation (including a proposed regulation) there under shall include any successor provisions or regulations.

Section 2.07
     Common Stock. "Common Stock" means the common stock of Clear Channel Communications, Inc, $0.10 par value per share.

Section 2.08
     Company. "Company" means Clear Channel Communications, Inc., and any subsidiary or affiliated companies or entities authorized by the Board or the Compensation Committee to participate in the Plan, or any successor entity by operation of law or affirmative assumption of the Plan, any trust created by the company for purposes of meeting the Company's obligations hereunder, and the obligations of the Clear Channel Communications, Inc. with respect to the Plan.

Section 2.09
     Compensation Committee. "Compensation Committee" means the Compensation Committee of the Board.

Section 2.10
     Consideration Shares. "Consideration Shares" means shares of Common Stock owned by a Participant for six months or longer. Shares acquired through the exercise of an incentive stock option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto must be held for twelve months to be "Consideration Shares".

Section 2.11
     Date of Exercise. "Date of Exercise" means the date on or after which Stock Options designated in a Stock Option Gain Agreement will be exercised and any gain derived therefrom will be deferred pursuant to Article VII of this Plan; provided that such date shall be at least six months from the date of the Stock Option Gain Agreement.

Section 2.12
     Deferral Account. "Deferral Account" means the record of a Participant's interest in this Plan represented by the Deferrals and Rollover Allocations, with all earnings thereon credited to such Deferrals and Rollover Allocations on behalf of the Participant under the provisions of this Plan, and all losses, expenses, withdrawals and distributions thereon debited from such Deferrals and Rollover Allocations.

Section 2.13
     Deferral Period. "Deferral Period" means the period of time specified by a Participant on a Participation Agreement or Stock Option Gain Agreement in accordance with the provisions of the Plan which must elapse prior to a distribution of Deferrals or Gain Shares hereunder.

Section 2.14
     Deferrals "Deferrals" means those portions of a Participant's Eligible Compensation which the Participant elects to have withheld on a pre-tax basis from his Eligible Compensation and credited to his Deferral Account pursuant to
Section 6.01 of the Plan.

Section 2.15
     Designee. "Designee" means the Company's senior human resources officers or other individuals to whom the Administration Committee has delegated the authority to take action under the Plan. Wherever Administration Committee is referenced in the plan, it shall be deemed to also refer to Designee.

Section 2.16
     Director. "Director" means a nonemployee member of the Board.

Section 2.17
     Director's   Compensation.   "Director's   Compensation"  means  that  cash
compensation paid by the Company to or for the benefit of a Director for services rendered as a Director.

Section 2.18
     Director's Deferral Election Form. "Director's Deferral Election Form" means the form established from time to time by the Compensation Committee that a Director completes and submits to effect a Deferral hereunder.

Section 2.19
     Disability or Disabled. "Disability" or "Disabled" means eligibility for benefits payable for the total and permanent disability of a Participant under the terms of the long-term disability plan maintained by the Company.

Section 2.20
     Election Date. "Election Date" means the date established by the Compensation Committee as the date on or before which an eligible Employee or Director must submit a valid Participation Agreement or Director's Deferral Election Form, as the case may be. The applicable Election Date can be no later than the following: (a) September 28, 2001 for Deferrals for the 2001 Plan Year,
(b) 30 days after the date on which the Employee becomes eligible to participate in the Plan,(c) 30 days after election or appointment as a Director for new Directors, or (c) December 15th prior to the following Plan Year if (a) or (b) or (c) above do not apply.

Section 2.21
     Eligible Compensation. "Eligible Compensation" means any Base Salary and Commission, Incentive Compensation, and Director's Compensation, payable to a Participant during a Plan Year.

Section 2.22
     Employee. "Employee" means a person who is a member of a select group of management or highly compensated employees, as described in Sections 201(a), 301(a)(3), and 401(a)(1) of ERISA, as determined by the Compensation Committee.

Section 2.23
     ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

Section 2.24
     Fair Market Value. "Fair Market Value," with respect to a share of Common Stock as of any date, means (a) the closing sales price of the Common Stock on the New York Stock Exchange or on any such other exchange on which the Common Stock is traded on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (b) in the event there is no public market for the Common Stock on such date, the fair market value as determined in good faith by the Compensation Committee in its sole and absolute discretion.

Section 2.25
     Gain Share Account. "Gain Share Account" means the record of a Participant's interest in this Plan represented by the number of Share Units related to Gain Shares, adjusted for hypothetical gains, earnings dividends, losses, distributions, withdrawals and other similar activities.

Section 2.26
     Gain Shares. "Gain Shares" means the shares of Common Stock determined in accordance with the provisions of Section 7.05 hereof resulting from the exercise of any Stock Option pursuant to Article VII of this Plan.

Section 2.27
     Hypothetical Investment Benchmark. "Hypothetical Investment Benchmark" means the phantom investment benchmarks determined by reference to one or more of the investment alternatives designated by a Participant in accordance with
Article VIII of this Plan. The amount of interest credited on each Valuation Date (or deducted in the case of a loss by the designated investment alternatives) shall equal the interest, dividends, increase or decrease in market value and other earnings or losses that would have been credited to a Participant's Deferral Account if the amounts in the Deferral Account had actually been invested in the designated investment alternative(s).

Section 2.28
     Incentive Compensation or Bonus. "Incentive Compensation" or "Bonus" means the cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant under an incentive or other bonus arrangement, increased by Deferrals hereunder and contributions made on his behalf to any qualified plan maintained by the Company or to any cafeteria plan maintained by the Company under Section 125 of the Code excluding amounts paid after Termination of Employment or Retirement.

Section 2.29
     Matching Contribution. "Matching Contribution" means the amount of matching contribution, if any, that the Company may make to a Participant's Deferral Account pursuant to Section 9.02 of the Plan, at the sole and absolute discretion of the Compensation Committee.

Section 2.30
     Participant. "Participant" means any Employee or Director who is eligible to participate in this Plan and who elects to participate by properly filing a Participation Agreement, Director's Deferral Election Form or Stock Option Gain Agreement as provided in Articles VI and VII of the Plan. An individual will remain a Participant until the distribution of the entire balance, if any, of such Participant's Deferral Account(s) and Gain Share Account(s).

Section 2.31
     Participation   Agreement.   "Participation   Agreement"   means  the  form
established from time to time by the Compensation Committee that an Employee completes and submits to effect a Deferral hereunder.

Section 2.32
     Plan Year. "Plan Year" means a twelve-month period beginning January 1 and ending the following December 31. For purposes of the 2001 Plan Year, "Plan Year" shall mean the three-month period beginning October 1, 2001, and ending December 31, 2001.

Section 2.33
     Retirement. In the case of an Employee, "Retirement" means the Termination of Employment of a Participant from the employ or service of the Company or any of its subsidiaries or affiliates in accordance with the terms of the applicable Company retirement plan, or if a Participant is not covered by such a plan, the Participant's Termination of Employment on or after the earliest to occur of the following:

          (a) the attainment by the Participant of age 65, or

          (b) the attainment by the Participant of age 55 and ten years of service (in accordance with the method of determining years of service adopted by the Company).

In the case of a Director, "Retirement" means the termination of a Director's service as a member of the Board.

Section 2.34
     Rollover Allocation. "Rollover Allocation" means amounts allocated to the account of a Participant under other Company affiliate or subsidiary nonqualified deferred compensation plans designated by the Compensation
Committee which are transferred to such Participant's Deferral Account hereunder, provided such Participant has consented in writing to the transfer of such amounts if required within the terms of such other plans.

Section 2.35
     Specific Year Deferral. "Specific Year Deferral" means a Deferral or Gain Share Account which has a Deferral Period of a specific number of full calendar years greater than three (3) as elected by a Participant on a Participation Agreement or a Director's Deferral Election Form.

Section 2.36
     Stock Option. "Stock Option" means an option to purchase Common Stock from the Company that was granted under a Stock Option Plan.

Section 2.37
     Stock Option Gain Agreement. "Stock Option Gain Agreement" means the form established from time to time by the Compensation Committee that an Employee or Director completes, signs and returns to the Compensation Committee to defer receipt of Gain Shares received from the exercise of a Stock Option pursuant to
Article VII hereof.

Section 2.38
     Stock Option Plan. "Stock Option Plan" means collectively the equity incentive plans adopted by the Company from time to time or under which the Company has Stock Options outstanding, and individually, such equity incentive plan governing any particular Stock Option.

Section 2.39
     Share Units. "Share Units" means units of deemed investment in shares of Common Stock in accordance with Section 8.04(d) of the Plan.

Section 2.40
     Termination of Employment. "Termination of Employment" means the cessation of a Participant's services as an Employee of the Company, or any subsidiary or affiliate thereof, for any reason other than Retirement; provided, however, that transfer of employment from the company, or from one affiliate or subsidiary of the Company, to another affiliate or subsidiary of the Company, or to the Company, will not constitute a Termination of Employment for purposes of this Plan. For purposes of this Plan, a Disabled Participant shall be deemed to have terminated employment for purposes of this Plan.

Section 2.41
     Valuation Date. "Valuation Date" means :(a) for purposes of the valuation of Hypothetical Investment Benchmarks during a Deferral Period, each business day; (b) for purposes of the valuation of Hypothetical Investment Benchmarks for the distribution or withdrawal of a Deferral Account under Article IX hereof, the first business day of the month in which the distribution occurs; and,(c) for purposes of the valuation or distribution of a Gain Share Account, the date of such valuation or distribution of the Gain Share Account.


                                   ARTICLE III

                                 ADMINISTRATION


Section 3.01
     Compensation Committee .This Plan shall be administered by the Compensation Committee. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Compensation Committee shall be by a vote of a majority of its members present at any meeting or, without a meeting, by an instrument in writing signed by all its members. Members of the Compensation Committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting and waiver of notice of such meeting. Any resolutions adopted or actions taken at such meetings shall be evidenced in writing.

Section 3.02
     Administration of the Plan. The Compensation Committee shall be responsible for the administration of this Plan and shall have all powers necessary to administer this Plan, including discretionary authority to determine eligibility for benefits and to decide claims under the terms of this Plan. Subject to the terms of the Plan, the Compensation Committee may from time to time establish rules, forms and procedures for the administration of the Plan, and except as herein otherwise expressly provided, it shall have the exclusive right and discretion to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration and operation of the Plan. All rules, interpretations, decisions, actions and records of the Compensation Committee regarding or arising in connection with the administration of the Plan shall be conclusive and binding on the Company, Participants and Beneficiaries and all persons having or claiming to have any right or interest in or under the Plan, and cannot be overruled by a court of law unless arbitrary or capricious.

Section 3.03
     Delegation. The Compensation Committee may delegate to the Administrative Committee responsibility for performing certain administrative and ministerial functions under the Plan. The Administrative Committee may determine in the first instance issues related to eligibility, Hypothetical Investment Benchmarks, determination of Deferral Account and Gain Share Account balances, crediting of hypothetical earnings and debiting of hypothetical losses and distributions, in-service withdrawals, deferral elections, claims for benefits and any other duties concerning the day-to-day operation of this Plan. The Compensation Committee shall have discretion to delegate to the Administrative Committee such additional duties as it may determine. The Administrative Committee may designate one of its members as a chairperson and may retain and supervise outside providers, third party administrators, record keepers and professionals (including in-house professionals) to perform any or all of the duties delegated to it hereunder.

Section 3.04
     Limitation of Liability. The members of the Compensation Committee and the Administrative Committee and the officers and Directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal counsel. None of the members of the Compensation Committee, nor any member of the Board or Administrative Committee shall be liable for any act or action hereunder, whether of omission or commission, taken or failed to be taken by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted to be done in connection with this Plan. The Compensation Committee and the Administrative Committee shall keep records of all of their respective proceedings and the Administrative Committee shall keep records of all payments made to Participants or Beneficiaries and payments made for expenses or otherwise.

Section 3.05
     Indemnification. The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each current and former Director, officer or Employee of the Company (including the heirs, executors, administrators and other personal representatives of such person), and each current and former member of the Compensation Committee and Administrative Committee against any and all expenses (to the extent not indemnified under any liability insurance contract or other indemnification agreement) which the person incurs on account of any act or failure to act in connection with the good faith administration of the Plan. Expenses against which such person shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company, the Board, the Compensation Committee or the Administrative Committee. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law, but shall be conditioned upon the person's notifying the Company of the claim of liability within 60 days of the notice of that claim and offering the Company the right to participate in and control the settlement and defense of the claim. The foregoing provision will not be applicable to any person if the loss, cost, liability or expense is due to such person's gross negligence or willful misconduct.

Section 3.06
     Expenses. Any expense incurred by the Company, the Compensation Committee or the Administrative Committee relative to the administration of this Plan shall be borne by the Company and may be deducted from the Deferral Accounts of the Participants as determined by Compensation Committee in its sole and absolute discretion.

Section 3.07
     FICA and Other Taxes. Under present Federal income tax laws, no portion of Participant's Deferrals or Gain Shares will be includable in income for Federal income tax purposes during the Deferral Period. FICA tax withholding, however, is required currently on the Deferrals and on the Matching Contribution, if any. For each Plan year in which a Deferral is being withheld, the Company shall withhold from that portion of the Participant's compensation which is not being deferred, the Participant's share of FICA and any other taxes as required. When any part of the Deferral Account or Gain Share Account is actually paid to a Participant, such portion shall be includable in the Participant's income, and Federal, state and local income tax withholding will apply. The company may make necessary arrangements in order to effectuate any such withholding, including the mandatory withholding of shares of Common Stock which would otherwise be distributed to a Participant, but in no event should shares be withheld in excess of the number of whole shares required to be withheld in order to comply with the minimum withholding requirements.

                                   ARTICLE IV

                                CLAIMS PROCEDURE


Section 4.01
     Written Claim. Benefits shall be paid in accordance with the provisions of this Plan. If a Participant or Beneficiary makes a written request alleging a right to receive payments under this Plan or alleging a right to receive an adjustment in benefits being paid under this Plan, such actions shall be treated as a claim for benefits. All claims for benefits under this Plan shall be mailed or delivered to the Administrative Committee at the following address:

                   Vice President of Human Resources
                   200 East Basse Road, San Antonio, TX 78209


Section 4.02
     Denied Claim. If the Administrative Committee determines that any individual who has claimed a right to receive benefits, or different benefits, under this Plan is not entitled to receive all or any part of the benefits claimed, the Administrative Committee shall inform the claimant in writing of such determination and the reasons therefore in terms calculated to be understood by the claimant. The notice shall be sent within 90 days of the claim unless the Administrative Committee determines that additional time, not exceeding 90 days, is needed and so notifies the Participant. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and shall describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant of the procedure that the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim.

Section 4.03
     Review Procedure. The claimant may, within 90 days after the denial of a claim submitted hereunder, submit in writing to the Administrative Committee a notice that the claimant contests the denial of his or her claim and desires a further review by the Compensation Committee. The Compensation Committee shall authorize the claimant to review pertinent documents and submit issues and comments relating to the claim to the Compensation Committee, and shall review the claim at its next regularly scheduled meeting.

Section 4.04
     Compensation Committee Review. The Compensation Committee will render a final decision on behalf of the Company on a claim submitted hereunder and contested with specific reasons therefore in writing and will transmit it to the claimant within 60 days of the next regularly scheduled Compensation Committee meeting following written request for review, unless the Chairperson of the Compensation Committee determines that additional time, not exceeding 60 days, is needed, and so notifies the Participant. If the Committee fails to respond to a claim filed in accordance with the foregoing within 60 days or any such extended period, the Company shall be deemed to have denied the claim.

                                    ARTICLE V

                          ELIGIBILITY AND PARTICIPATION


Section 5.01
     Eligibility. Participation in the Plan shall be limited to executives who meet such eligibility criteria as the Compensation Committee shall establish from time to time, provided, however, that all Participants must be a member of a select group of management or highly compensated Employees or a Director of the Company.

Section 5.02
     Participation. Each Employee or Director may elect to participate in this Plan by filing a Participation Agreement or Directors' Deferral Election Form, as applicable, with the Administrative Committee no later than the applicable Election Date or a Stock Option Gain Agreement pursuant to Article VII of this Plan.

                                   ARTICLE VI

                              PARTICIPANT DEFERRALS


Section 6.01
     Deferral Election.

     (a) An eligible Employee or Director may elect to defer a portion of such person's Eligible Compensation for a Plan Year for a Deferral Period elected by such Employee or Director. An Employee or Director who desires to make a Deferral will file a Participation Agreement or Director's Deferral Election Form, as the case may be, by the Election Date pursuant to procedures specified by the Committee (1) specifying the applicable percentages of Eligible Compensation to be deferred, the date as of which the amounts to be deferred will become payable unless otherwise provided in the Plan, and the form in which the payments of the Deferrals are to be made, and (2) authorizing such Employee's or Director's Eligible Compensation payable for a Plan Year to be reduced and deferred hereunder.

     (b) A Participant may defer Eligible Compensation for any Plan Year under subsection (a) hereof, in an amount expressed as whole percentages of Base Salary and Commission, Incentive Compensation and Director's Compensation as follows:

          (1) Base Salary and Commission: not less than 1% nor more than 50%;

          (2) Incentive Compensation: not less than 1% nor more than 80%; and

          (3) Director's Compensation: not less than 1%;

provided, however, that the Compensation Committee may, without amending this Plan, determine that the maximum applicable percentages will be greater or lesser than the percentages set forth herein.

     (c) A Participant may elect Deferral Periods for each Deferral, which shall be the earlier to occur of (1) a Specific Year Deferral, and (2) the period ending upon the Retirement of the Participant. At any one time, a Participant may elect up to three (3) separate Specific Year Deferrals, and each such Specific Year Deferral must be for a minimum of three (3) full calendar years from the Plan Year in which such a Specific Year Deferral was made. New Deferrals may be made to any Specific Year Deferral until three (3) calendar years prior to the end of the Deferral Period for such Specific Year Deferral.

     (d) A Participant may elect to have a Specific Year Deferral distributed in either a cash lump sum or in up to five (5) substantially equal annual cash installments. A Participant may elect to have a Deferral until Retirement distributed in either a cash lump sum or in up to fifteen (15) substantially equal annual cash installments.

Section 6.02
     Election Procedures. If properly received by the Compensation Committee on or before the relevant Election Date, a Deferral will remain in effect until modified or terminated as provided in Section 6.03 hereof. Future Deferrals will be terminated automatically for any Participant who is deemed by the Compensation Committee to no longer be eligible for participation in the Plan. Consistent with the above, the Compensation Committee may establish rules and procedures governing when a Deferral will be effective and what Compensation will be deferred by the Deferral, provided that such rules and procedures are not more permissive or inconsistent with the terms and provisions of the Plan.

Section 6.03
     Modification or Revocation of Election by Participant. Subject to the provisions of sections 6.04 and 9.07, all Deferrals hereunder are irrevocable. A Participant may not increase the amount of his Deferrals during a Plan Year. Elections to increase Deferrals of future Eligible Compensation must be made between November 15 and December 15 of any year to be effective on January 1 of the next Plan Year. A Participant may discontinue future Deferrals during any Plan Year under the Plan by filing, on such forms and subject to such limitations and restrictions as the Administrative Committee may prescribe in its discretion, a revised Participation Agreement or Director's Deferral Election Form, as the case may be, with the Administrative Committee. If such election is made on or before the 15th of any calendar month and approved by the Administrative Committee, discontinuance shall take effect as of the first of the following month. If election is made on or after the 15th of any calendar month and approved by the Administrative Committee, discontinuance shall take effect as of the first day of the second month following such election. If a Participant discontinues a Base Salary and Commission Deferral during a Plan Year, he will not be permitted to again elect to make any Base Salary and Commission Deferrals under the Plan until the beginning of the second Plan Year following the Plan Year in which such a discontinuance was made.

Section 6.04
     Redeferral Election. Notwithstanding the foregoing, a Participant may extend the Deferral Period and/or change the number of annual installments (consistent with the limitations of Sections 6.01(c) and (d) herein) for previously made Deferrals, provided that an amended Participation Agreement or Director's Deferral Election Form, as the case may be, is filed with the Administrative Committee at least one calendar year before the initial Deferral Period (as in effect before such amendment) ends. A Participant may make only one such extension of a Deferral Period with respect to each Deferral Period elected by a Participant, and the revised distribution date may be no less than three full calendar years from the date such amended Participation Agreement or Director's Deferral Election Form is filed with the Administrative Committee. Under no circumstances may a Participant's Participation Agreement or Director's Deferral Election Form be made, modified or revoked retroactively, nor may a Deferral Period be shortened or reduced.

Section 6.05
     Vesting of Deferral Account. A Participant shall be 100% vested at all times in his or her Deferrals and any accretions thereto by application of the designated Hypothetical Investment Benchmark or Share Units, and shall vest as to Matching Contributions, if any, in increments of 20% per year during the first five (5) years of service with the Company, commencing with a Participant's date of hire by the Company. All Matching Contributions, if any, shall become fully vested upon a Participant's Termination of Employment due to the Participant's death, Disability or Retirement.


                                   ARTICLE VII

                           STOCK OPTION GAIN DEFERRALS


Section 7.01
     Deferral of Stock Option Gain: Subject to provisions of this Article VII, Employees and Directors may elect to defer the receipt and distribution of the gain related to the exercise of Stock Options until the end of an elected Deferral Period by filing a Stock Option Gain Agreement with the Administrative Committee. A Stock Option Gain Agreement may be filed at any time with respect to any number of Stock Options.

Section 7.02
     Timing of Filing Stock Option Gain Agreement. A Stock Option Gain Agreement must be filed at least six months prior to the Date of Exercise and no later than the day immediately preceding the first day of the six-month period ending on the expiration date of the Stock Option. A Stock Option with respect to which a Stock Option Gain Agreement has been filed may not be exercised prior to the date specified in the Stock Option Gain Agreement. A Participant must be an Employee or Director on the Date of Exercise to effect a Deferral of Gain Shares hereunder.

Section 7.03
     Contents of Stock Option Gain Agreement. Each Stock Option Gain Agreement shall set forth: (a) the number of Stock Options to be exercised; (b) the date of grant of the Stock Options; (c) the Deferral Period for the Gain Shares acquired upon exercise of the Stock Option, which shall be the earlier to occur of (i) a Specific Year Deferral, and (ii) the period ending upon the Retirement or earlier Termination of Employment of the Participant; and (d) any other item determined to be appropriate by the Administrative Committee. Consideration Shares shall immediately be distributed; but the Gain Shares shall be distributed at the end of the elected Deferral Period in a lump sum in the form of Common Stock.

Section 7.04
     Manner of Exercising Option Shares. A Participant who desires to exercise a Stock Option and to defer current receipt and distribution of the related Gain Shares must follow the procedures and requirements that are applicable to the Stock Option under the Stock Option Plan, including the procedures and requirements relating to the exercise of an Option; provided, however, that in the case of a deferral of Gain Shares under this Plan, the Participant shall only be permitted to tender Consideration Shares to pay the entire exercise price for any such Stock Option exercised. Notwithstanding the foregoing, the Administrative Committee may in its discretion accept documentation that the Participant owns the number of Consideration Shares necessary to effectuate the stock swap contemplated hereunder.

Section 7.05
     Determination of Gain Shares. Upon exercise of a Stock Option, the Gain Shares resulting from the exercise of the Stock Option which the Participant has elected to defer hereunder shall be determined as follows: (a) the aggregate exercise price for all Stock Options to be exercised shall be determined by multiplying the exercise price of the Stock Option by the number of Stock Options to be exercised at that price; (b) the number of Consideration Shares needed to pay the exercise price for such Stock Options shall be determined by dividing the aggregate exercise price from (a) above by the Fair Market Value of one share of Common Stock on the Date of Exercise; and (c) the difference between the aggregate Fair Market Value on the Date of Exercise of the Shares of Common Stock acquired upon the exercise of the Stock Options and the aggregate exercise price of such Stock Options, divided by the Fair Market Value of one share of Common Stock on the Date of Exercise, shall be the number of Gain Shares resulting from such exercise. Any fractional Gain Share that results from the computations hereunder shall be rounded up to the nearest whole number.

Section 7.06
     Changes to the Stock Option Gain Agreement. Subject to the provisions of sections 6.04 and 9.07, all deferrals of Gain Shares hereunder are irrevocable. A Participant may not increase the amount of his Gain Share deferrals occurring under any given Stock Option Gain Agreement following submission of the Stock Option Gain Agreement. A Participant may terminate a Gain Share deferral any time prior to the Date of Exercise by filing, on such forms and subject to such limitations and restrictions as the Administrative Committee may prescribe in its discretion, a revised Stock Option Gain Agreement with the Administrative Committee. Notwithstanding the foregoing, a Participant will be permitted to timely elect to extend the Deferral Period for previously made deferrals of Gain Shares, provided that an amended Stock Option Gain Agreement is filed with the Administrative Committee at least one full calendar year before the initial Deferral Period (as in effect before such amendment) ends. A Participant may make only one such redeferral election with respect to each Stock Option Gain Agreement, and the revised distribution date may be no less than three full calendar years from the date such amended Stock Option Gain Agreement is filed with the Administrative Committee. Under no circumstances may a Participant's Stock Option Gain Agreement be made, modified or revoked retroactively, nor may a Deferral Period be shortened or reduced.

Section 7.07
     Failure to Properly Exercise. If a Participant makes a valid election under this Article VII to defer Gain Shares and if the Stock Option expires without a proper exercise of the Stock Option by the Participant, or if the Participant fails to properly tender or attest to the Consideration Shares by the last day of the Stock Option term, the Participant shall forfeit any opportunity to exercise the Stock Option and the Stock Option shall be canceled as of the end of the last business day of the Stock Option term, according to the terms of the Stock Option Plan.

Section 7.08
     Delivery of Gain Shares. The Gain Shares must be physically delivered to the rabbi trust trustee, if any, or delivered to such other entity as may be designated by the Compensation Committee for safe keeping of such shares.

                                  ARTICLE VIII

                     MAINTENANCE AND INVESTMENT OF ACCOUNTS


Section 8.01
     Deferral Accounts and Gain Share Accounts. A Participant's Deferrals hereunder shall be credited by the Administrative Committee to the Participant's Deferral Account, as the case may be, on or before the 15th business day following the date on which the Participant's Eligible Compensation would otherwise have been paid to the Participant had it not been deferred. All amounts credited to a Participant's Deferral Account will be treated as a reduction of Eligible Compensation otherwise payable to such Participant. Gain Shares deferred hereunder shall be credited by the Administrative Committee to the Participant's Gain Share Account as of the Date of Exercise. Distributions and withdrawals pursuant to Article IX shall be debited against a Participant's Deferral Account and Gain Share Account, as the case may be.

Section 8.02
     Maintenance of Accounts. Separate Deferral Accounts and Gain Share Accounts shall be maintained for each Participant, and more than one Deferral Account and Gain Share Account may be maintained for a Participant, as deemed necessary by the Administrative Committee for administrative purposes. A Participant's Deferral Account(s) and Gain Share Account(s) shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund of any kind. The Administrative Committee shall determine the balance of each Deferral Account and each Gain Share Account, as of each Valuation Date, by adjusting the balance of such Deferral Account and Gain Share Account as of each Valuation Date to reflect changes in the value of the Hypothetical Investment Benchmarks thereof, credits and debits pursuant to this Article VIII, and distributions pursuant to Article IX hereof.

Section 8.03
     Valuation of Accounts. The Deferral Account is a bookkeeping account, the value of which shall be based upon the performance of Hypothetical Investment Benchmarks designated by the Participant from a group of Hypothetical Investment Benchmarks selected by the Compensation Committee in its sole and absolute discretion. Any and all dividends interest and other distributions paid with respect to a Hypothetical Investment Benchmark will be deemed to be immediately reinvested in such Hypothetical Investment Benchmark. Notwithstanding the foregoing, the terms of this Plan place no obligation upon the Company to invest or to continue to invest any portion of the amounts in the Participant's Deferral Account, to invest in or to continue to invest in any specific asset, to liquidate any particular investment, or to apply in any specific manner the proceeds from the sale, liquidation, or maturity of any particular investment on a pre-tax basis. It is understood and agreed that the Company assumes no risk of any decrease in the value of any investments or the Participant's Deferral Account, and the Company's sole obligations are to maintain the Participant's Deferral Account and make payments to the Participant as herein provided.

Section 8.04
     Hypothetical Investment Benchmarks.

     (a) Each Participant shall be entitled to direct the manner in which his or her Deferral Account(s) will be deemed to be invested, by selecting from among the Hypothetical Investment Benchmarks designated by the Compensation Committee in its sole and absolute discretion from time to time and specified in the Participant Agreement or the Director's Deferral Election Form, as the case may be, in accordance with such rules, regulations and procedures as Compensation Committee may establish from time to time. Notwithstanding anything to the contrary herein, earnings and losses based on a Participant's Hypothetical Investment Benchmarks investment elections shall begin to accrue as of the date such Participant's Deferrals are credited to his/her Deferral Accounts. A designation of Hypothetical Investment Benchmark shall continue in effect unless and until amended with the submission of a new designation in accordance with
Section 8.04(b) herein. Each successive designation of Hypothetical Investment Benchmarks for a Deferral Account established in any particular Plan Year may be applicable to either future contributions to or the cumulative balance of a Deferral Account balance, or to both, at the election of the Participant.

     (b) Amounts deferred into a Deferral Account may be transferred among Hypothetical Investment Benchmarks pursuant to an allocation election which may be made daily. Such allocation election must be made by 4:00 P.M., Eastern Time, of any business day for application to the succeeding business day. If received later than 4:00 P.M., Eastern Time, the election shall be effective as of the close of business on the succeeding business day.

     (c) Credits to a  Participant's  Deferral  Account in accordance  with this
Article VIII shall continue until the Deferral Account balance is paid in full to the Participant or the Participant's Beneficiary; provided, however, the Hypothetical Investment Benchmarks designated for any particular Plan Year following the commencement of payments to a Participant or a Participant's Beneficiary hereunder shall be fixed at the Hypothetical Investment Benchmarks last used immediately prior to the commencement of payments to the Participant or the Participant's Beneficiary under this Plan.

     (d) (i) The Hypothetical Investment Benchmarks available for Deferral Accounts from time to time may include a "Clear Channel Communications, Inc. Share Fund," which shall consist of deemed investments in shares of Common Stock. Deferrals that are deemed to be invested in the Clear Channel Communications, Inc. Share Fund shall be converted into Share Units based upon the Fair Market Value of the Common Stock as of the date(s) the Deferrals are to be credited to a Deferral Account. The portion of any Deferral Account that is invested in the Clear Channel Communications, Inc. Share Fund shall be credited with additional Share Units of Common Stock with respect to cash dividends, if any, paid on the Common Stock as of the payment date of such dividend.

     (ii) When a reallocation among Hypothetical Investment Benchmarks or a distribution of all or a portion of a Deferral Account that is invested in the Clear Channel Communications, Inc. Share Fund is to be made, the balance of such Clear Channel Communications, Inc. Share Fund allocation shall be determined by dividing the Fair Market Value of one share of Common Stock on the most recent Valuation Date preceding the date of such reallocation or distribution into the number of Share Units to be reallocated or distributed. Deferral amounts for which the Clear Channel Communications, Inc. Share Fund has been selected as a Hypothetical Investment Benchmark shall be distributed in the form of cash having a value equal to the Deferral balance allocated to the Clear Channel Communication, Inc. Share Fund divided by the Fair Market Value of one share of Common Stock on the Valuation Date.

     (iii) In the event of a stock dividend, split-up or combination of the Common Stock, merger, consolidation, reorganization, re-capitalization, or other change in the corporate structure or capitalization affecting the Common Stock, such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Compensation Committee may make appropriate adjustments to the number of deemed shares of Common Stock credited to any Deferral Account or Gain Share Account. The determination of the Compensation Committee as to such adjustments, if any, shall be binding and conclusive.

     (iv) Notwithstanding any other provision of this Plan, the Administrative Committee shall adopt such procedures as it may determine are necessary to ensure that with respect to any Participant who is actually or potentially subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the crediting of deemed shares to such Participant's Deferral Account is not deemed to be a non-exempt purchase for purposes of such Section 16(b), including without limitation requiring that no shares of Common Stock or cash relating to such deemed shares may be distributed for six months after being credited to such Deferral Account.

Section 8.05
     Statement of Accounts. The Administrative Committee shall provide periodically to each Participant a statement setting forth the balance of such Participant's Deferral Account(s) and Gain Share Accounts(s) as of the end of the most recently completed accounting period, in such form as the Administrative Committee deems desirable.


                                   ARTICLE IX

                          DISTRIBUTIONS AND WITHDRAWALS


Section 9.01
     Time and Form of Payment.
     (a) At the end of the Deferral Period for each Deferral Account, the Company shall pay to the Participant the balance of such Deferral Account at the time or times elected by the Participant in the applicable Participation Agreement or Directors' Deferral Election form; provided, however, that if the Participant has elected to receive payments from a Deferral Account in a lump sum, the Company shall pay the balance in such Deferral Account (determined as of the Valuation Date) in a lump sum in cash, on or about fifteen (15) days after the end of the Deferral Period. If the Participant has elected to receive payments from a Deferral Account in installments, the Company shall make annual payments in cash from such Deferral Account, each of which shall consist of an amount equal to (i) the balance of such Deferral Account as of the Valuation Date preceding the payment date times (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). The first such installment shall be paid , on or about fifteen (15) days after the end of the Deferral Period and each subsequent installment shall be paid on or about the anniversary of such first payment. Each such installment shall be deemed to be made on a pro rata basis from each of the different Hypothetical Investment Benchmarks for the Deferral Account (if there is more than one such Hypothetical Investment Benchmark).

         (b) At the end of the Deferral Period for each Gain Share Account, the Company shall deliver to the Participant the balance of such Gain Share Account on or about fifteen (15) days after the end of the Deferral Period elected by the Participant in the applicable Stock Option Gain Agreement in a lump sum in the form of shares of Common Stock, based upon the Fair Market Value of the Common Stock on the date of distribution.

Section 9.02
     Matching Contribution. Matching Contributions may be made at the sole discretion of the Compensation Committee. Any Matching Contribution approved by the Committee will be credited to the Participant's Deferral Account as soon as administratively feasible after the end of the Plan Year to which the Matching Contribution relates. The amount of any Matching Contribution shall be at the sole and absolute discretion of the Compensation Committee, and may be equal to the matching contribution the Company would have made to a qualified Company defined contribution plan based on the Participant's eligible compensation (as defined by the defined contribution plan) for such plan's plan year, if the Participant made a contribution to the defined contribution plan in the amount of 5%of the Participant's eligible compensation (as defined by the defined contribution plan), less the amount equal to the Company's actual matching contribution to the defined contribution plan for such plan year. Matching Contributions will be made only to the extent that the Participant's aggregate Deferrals hereunder and contributions to a Company defined contribution plan equals or exceeds 5% of eligible compensation under the defined contribution plan for such Plan Year. Any Matching Contribution shall be allocated among the Hypothetical Investment Benchmarks selected by a Participant for the
Participant's Retirement Deferral Account for the Plan Year in which the Matching Contribution is made, and in the same proportion as such Hypothetical Investment Benchmarks for that Plan Year.

Section 9.03
     Retirement. Subject to Section 9.01 and Section 9.07 hereof, if a Participant has elected to have the balance of his or her Deferral Account(s) distributed upon Retirement, the balance of such accounts (determined as of the Valuation Date preceding such Retirement and including any vested Matching Contributions) shall be distributed on or before January 15th of the calendar year following the year of the Participant's Retirement, in equal annual installments or a lump sum as elected by the Participant in the Participant Agreement or Directors' Deferral Election Form. The balance of Gain Share Accounts (determined as of the Valuation Date) for which a Participant has elected distribution upon Retirement shall be paid in a lump sum in Common Stock on January 15 of the calendar year following the year of the Participant's Retirement.

Section 9.04
     Specific Year Distributions. Subject to Section 9.01 and Section 9.07 hereof, if a Participant has elected to defer Specific Year Deferrals under the Plan for a stated number of years, the Specific Year Deferral Account balance of the Participant (determined as of the Valuation Date preceding the end of such Deferral Period) shall be distributed in equal annual installments or a lump sum (as elected by the Participant in the Participant Agreement or Directors' Deferral Election Form) on or before January 15th of the calendar year following the end of the Deferral Period elected in the Participant Agreement or Directors' Deferral Election Form. In the event of the Retirement of a Participant who is then receiving a Specific Year Deferral distribution as provided herein, such installment payments shall continue for such period of time as originally elected by the Participant in the Participant's Agreement or Directors' Deferral Election Form. In the event of a Participant's Retirement before the commencement of a Specific Year Deferral distribution as provided herein, then such Deferral shall be paid upon the Retirement of the Participant, in the same form as the Participant has elected for distribution of such Participant's Deferrals Accounts upon Retirement.

Section 9.05
     Termination of Employment Other Than Retirement. Notwithstanding the provisions of Section 9.01, Section 9.03, and Section 9.04 hereof and any Participation Agreement or Stock Option Gain Agreement, in the event of a Participant's Termination of Employment prior to receiving full payment of his or her Deferral Account(s), the Company shall pay the balance of the Deferral Account(s), if any, (determined as of the Valuation Date applicable to such event and including any vested Matching Contributions) in a lump sum in cash and the balance of his or her Gain Share Account(s), if any, (determined as of the Valuation Date applicable to such event) in a lump sum in the form of Common Stock, to the Participant or the Participant's Beneficiary or Beneficiaries (as the case may be) as soon as practicable following the occurrence of such Termination of Employment.

Section 9.06
     Death of a Participant Subsequent to Commencement of Distribution Payments. In the event of the death of a Participant subsequent to the commencement of distribution payments hereunder but prior to completion of such payments, the remaining balance, if any, of the Participant's Deferral Account(s) shall be paid to the Beneficiary in a lump sum as soon as practicable following the Participant's death.

Section 9.07
     Voluntary Early Withdrawal. Notwithstanding the provisions of Section 9.01 and any Participation Agreement, Directors' Deferral Election Form or Stock Option Gain Agreement, a Participant may elect to withdraw all or part of the vested balance in his or her Deferral Account(s) or Gain Share Account(s) in accordance with this Section 9.07 by filing with the Administrative Committee such forms, in accordance with such procedures, as the Administrative Committee shall determine from time to time. As soon as practicable after receipt of such form by the Administrative Committee, the Company shall pay to the Participant an amount equal to ninety percent (90%), less applicable taxes, of the lesser of
(a) the requested amount and (b) the available balance of such Deferral Account(s) or Gain Share Account(s) (determined as of the most recent Valuation Date preceding the date such election is filed) to the electing Participant in a lump sum in cash, or, if distributed from the Gain Shares Account, in Common Stock, and the Participant shall forfeit ten percent (10%) of the lessor of (a) the requested amount and (b) the available balance of such Deferral Account(s) or Gain Share Account(s) as of the date of such withdrawal. Participation Agreements or Directors' Deferral Election Forms filed by a Participant who elects to make a withdrawal under this Section 9.07 for the Plan Year in which the withdrawal occurs shall be discontinued after such election is filed with respect to future Deferrals thereunder, and such a Participant shall not thereafter be entitled to file any Participation Agreements, Directors' Deferral Election Forms or Stock Option Gain Agreements under the Plan until the second Plan Year following such a withdrawal.

Section 9.08
     Distributions to "Covered Employees". If any distribution or withdrawal under the Plan from either a Deferral Account or a Gain Share Account will result in any portion of the distribution or withdrawal (or any other amount paid by the Company to such Participant during the same Plan Year) not being deductible by reason of Code Section 162(m), then such distribution or withdrawal shall be deferred until the earlier to occur of (a) the calendar year following the Participant's year of Termination of Employment or Retirement or
(b) the first calendar year in which such Participant is no longer a "covered employee" as defined by Section 162(m) of the Code.

Section 9.09
     Change of Control. In the event of a Change of Control, the terms and conditions of the Plan and any and all Participation Agreements, Directors' Deferral Election Forms or Stock Option Gain Agreements shall remain in full force and effect, and shall be binding upon any assigns and any successor in interest to the Company which succeeds to substantially all of its assets and business through the Change of Control.


                                    ARTICLE X

                             BENEFICIARY DESIGNATION


Section 10.01
     Beneficiary Designation. Each Participant shall designate a Beneficiary to receive benefits under the Plan. A Beneficiary designation shall be made by the Participant by filing a . designation with the Administrative Committee, in such form and in accordance with such procedures as the Administrative Committee shall establish from time to time. If more than one Beneficiary is designated, the share and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary designation at any time by submitting a new . designation to the Administrative Committee.

Section 10.02
     Proper Beneficiary. If the Administrative Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Administrative Committee shall have the right to withhold such payments until the matter is finally adjudicated by a court of competent jurisdiction. However, any payments made by the Administrative Committee, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

Section 10.03
     Minor or Incompetent Beneficiary. In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Administrative Committee, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. Neither the Company nor the Committee shall have any responsibility to see to the proper application of any payments so made.

Section 10.04
     No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Section 10.01, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits hereunder, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.


                                   ARTICLE XI

                        AMENDMENT AND TERMINATION OF PLAN


Section 11.01
     Amendment. The Board reserves the right to amend this Plan from time to time in whole or in part; provided, however, that no such amendment may reduce, or relieve the Company, of any obligation with respect to the balance of any Deferral Account(s) and Gain Share Account(s) maintained under this Plan as accrued at the time of such amendment, nor shall any amendment otherwise have a retroactive effect, without the written consent of the affect Participant or Beneficiary, as the case may be.

Section 11.02
     After a Change of Control. After a Change of Control, the Company may amend this Plan solely for the purpose of ceasing Deferrals following the Change of Control.

Section 11.03
     Company's Right to Terminate. The Board may at any time terminate the Plan with respect to future Participation Agreements, Directors' Deferral Election Forms and Stock Option Gain Agreements. The Board may also terminate the Plan in its entirety at any time for any reason, including without limitation if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company, and upon any such termination, the Company shall immediately pay to each Participant in a lump sum the accrued balance in his or her Deferral Account(s) and Gain Share Accounts(s) (determined as of the applicable Valuation Date preceding the termination date).


                                   ARTICLE XII

                         NATURE OF COMPANY'S OBLIGATION


Section 12.01
     Company's Obligation. The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay. The company shall not be obligated under any circumstances to fund its financial obligations under this Plan.

Section 12.02
     Rabbi Trust. In order to meet its contingent obligations hereunder, the Company may, in its sole and absolute discretion, set aside or earmark funds in an amount, determined by the Compensation Committee, equal to the total amounts necessary to provide benefits under the Plan.. The Compensation Committee may, at is discretion, direct the Company to establish one or more grantor trusts to provide for the ultimate payment of the Company's obligations under this plan, but the trust instrument for any such trust must specifically provide that its assets are subject to the claims of the Company's creditors.

Section 12.03
     Creditor Status. Any assets which the Company may acquire or set aside to help cover its financial liabilities are and must remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Plan gives a Participant or Beneficiary any beneficial ownership interest in any asset of the Company. In the event that the Company elects to invest funds to pay the Deferral Account or Gain Share Account balances under the terms of this Plan, title to and beneficial ownership of such assets shall at all time remain with the Company. All Participants and Beneficiaries shall not have any property interest in any specific assets of the Company, which shall at all time remain subject to the claims of the Company's general creditors, and shall be unsecured general creditors of the Company.


                                  ARTICLE XIII

                                  MISCELLANEOUS


Section 13.01
     Nonassignability. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

Section 13.02
     Validity and Severability. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction, shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.03
     Governing Law. The validity, interpretation, construction and performance of this Plan shall in all respects be governed by the laws of the State of Texas, without reference to principles of conflict of law, except to the extent preempted by federal law.

Section 13.04
     Employment Status. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation for the Participant to remain an employee of the Company or change the status of the Participant's employment or the policies of the Company and its affiliates regarding termination of employment.

Section 13.05
     Underlying Incentive Plans and Programs. Nothing in this Plan shall prevent the Company from modifying, amending or terminating the compensation or the incentive plans and programs pursuant to which cash awards are earned and which are deferred under this Plan.

Section 13.06
     Right to Offset. Any amount owed to the Company by a Participant of whatever nature may be offset by the Company from the value of any benefit otherwise payable hereunder, and no benefit hereunder will be distributed to the Participant unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims against the Company in a manner that is acceptable to the Committee in its sole and unrestricted discretion.

Section 13.07
     Facility of Payment. If a Participant or Beneficiary is declared an incompetent or is a minor or a conservator, guardian, or other person legally charged with his or her care has been appointed, any benefits to which such Participant or Beneficiary is entitled will be payable to such conservator, guardian, or other person legally charged with his or her care. The decision of the Compensation Committee in such matters will be final, binding and conclusive upon the Company and upon each Participant, Beneficiary and every other person or party interested or concerned. The Company and the Compensation Committee will not be under any duty to see to the proper application of such payments.

Section 13.08
     Merger. This Plan shall be binding and enforceable with respect to the obligation of the Company against the Company and any successor to the Company by operation of law or by express assumption of the Plan, and such successor will be substituted hereunder for the Company. This Plan shall be binding upon a Participant or Beneficiary and their heirs, executors and administrators.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this 28th day of September, 2001, effective as of the 1st day of October, 2001.


CLEAR CHANNEL COMMUNICATIONS, INC.


By:     /s/ Bill Hamersly
   ----------------------------------------
Title:  VP, Human Resources


ATTEST:


By:     /s/ Judy K. Mesecher
   ----------------------------------------
Title:  Director of Retirement Benefits


[SEAL]